EXHIBIT 20.02


SENIORCARE GROUP, LTD. and AFFILIATES
UNAUDITED COMBINED BALANCE SHEET
As of June 30, 1998


                                                                         June 30, 1998
                                                                        ---------------
ASSETS
------
Current assets:
   Cash and cash equivalents                                             $     374,064
   Investment securities                                                     1,946,752
   Restricted cash                                                             304,902
   Accounts receivable, net                                                    225,877
   Prepaid expenses and other current assets                                   717,969
                                                                        ---------------
          Total current assets                                               3,569,564
Property and equipment, net                                                 36,028,731
Other long-term assets, net                                                  1,004,249
                                                                        ---------------
          Total assets                                                   $  40,602,544
                                                                        ===============

LIABILITIES AND SHAREHOLDERS'/MEMBERS' EQUITY (DEFICIT)
-------------------------------------------------------
Current liabilities:
   Current portion of long-term debt                                     $     454,207
   Notes payable                                                               577,422
   Accounts payable                                                            546,389
   Accrued liabilities                                                         270,365
   Other current liabilities                                                 1,207,676
                                                                        ---------------
          Total current liabilities                                          3,056,059
Mortgages and notes payable                                                 40,833,534

Shareholders'/members' equity  (deficit)                                    (3,287,049)

                                                                        ---------------
          Total liabilities and shareholders'/members' equity            $  40,602,544
                                                                        ===============


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SENIORCARE GROUP, LTD. and AFFILIATES
UNAUDITED COMBINED STATEMENT OF EARNINGS
For the six months ended June 30, 1998

                                                                        Six months ended
                                                                         June 30, 1998
                                                                        ----------------
Revenues:
   Resident operations                                                   $  11,980,583
                                                                        ---------------
          Total revenue                                                     11,980,583
                                                                        ---------------

Expenses:
   Facility operating expenses                                               7,472,018
   General and administrative                                                  753,118
   Depreciation and amortization                                               618,850

                                                                        ---------------
          Total expenses                                                     8,843,986
                                                                        ---------------

Earnings from operations                                                     3,136,597

   Interest expense                                                         (1,813,617)
                                                                        ---------------

Net earnings                                                             $   1,322,980
                                                                        ===============



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SENIORCARE GROUP, LTD. AND AFFILIATES
UNAUDITED COMBINED STATEMENT OF CASH FLOWS
For the Six Month Period Ended June 30, 1998


                                                                                   June 30, 1998
                                                                                   -------------
Cash flows from operating activities:
   Net income                                                                      $ 1,322,980
   Adjustment to reconcile net income to net cash
      provided by operating activities:
         Amortization and depreciation                                                 618,850
   Changes in operating assets and liabilities:
         Decrease in accounts receivable                                                 8,930
         Increase in prepaid expenses                                                 (180,261)
         Decrease in accounts payable                                                 (111,356)
         Decrease in accrued liabilities                                              (174,973)
         Decrease in customer deposits                                                (220,753)
         Decrease in restricted cash - escrow                                          215,067
                                                                                   -----------
            Net cash provided by operating activities                                1,478,484
                                                                                   -----------

Cash flows from investing activities:
   Purchase of investment securities                                                (1,946,752)
   Maturities of investment securities                                               1,530,685
   Purchase of land, buildings and equipment                                        (5,346,389)
   Increase in deferred financing costs                                                (31,717)
                                                                                   -----------
            Net cash used in investing activities                                   (5,794,173)
                                                                                   -----------

Cash flows from financing activities:
   Proceeds from long-term debt                                                      3,408,732
   Repayments of long-term debt                                                       (358,003)
   Proceeds from note borrowings                                                       577,422
   Repayments of note borrowing                                                       (177,466)
   Restricted cash - construction loan                                               1,500,000
   Capital contributions                                                             3,946,330
   Distributions to owners                                                            (315,500)
   Distributions to affiliated entities                                             (4,878,835)
                                                                                   -----------
            Net cash provided by financing activities                                3,702,680
                                                                                   -----------

Net increase (decrease) in cash and cash equivalents                                  (613,009)

Cash and cash equivalents at beginning at year                                         987,073
                                                                                   -----------

Cash and cash equivalents at end of the year                                       $   374,064
                                                                                   ===========

Supplemental disclosures of cash flow information:
   Cash paid during the period for interest                                        $ 1,813,617
                                                                                   ===========


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SENIORCARE GROUP, LTD. and AFFILIATES
UNAUDITED STATEMENT OF CHANGES IN EQUITY AND MEMBERS' CAPITAL
For the Six Month Period Ended June 30, 1998

                                              Common Stock         Additional
                                                      No Par         Pain-In       Retained         Members'
                                          Shares       Value         Capital       Earnings         Capital            Total
                                        ----------- ------------ --------------- -------------- ----------------- ----------------
Balance at December 31, 1997               200         $ 100          $ 575,351       $ 33,250      $ (3,970,725)    $ (3,362,024)

Contributions by owners                                                                                3,630,830        3,630,830

Distributions to affiliated entities                                                                  (4,878,835)      (4,878,835)

Net income                                                                             108,614         1,214,366        1,322,980

                                        ----------- ------------ --------------- -------------- ----------------- ----------------
Balance at June 30, 1998                   200         $ 100          $ 575,351      $ 141,864      $ (4,004,364)    $ (3,287,049)
                                        =========== ============ =============== ============== ================= ================